Exhibit 99.1

News Release

Ritchie Bros. Completes Its Acquisition of IronPlanet, Growing Digital Presence and Offering Unprecedented Choice to Customers

•	New Unified Multichannel Company Leads the Industry by Expanding Online Offerings, Opening the Door to Growth in New Geographies and Accelerating the Network Effect

•	Sales Forces Will Be Integrated to Provide Customers a Full Range of Solutions

•	All Six Key IronPlanet Executives Will Join Ritchie Bros. in Senior Roles, Complementing Existing Leadership Team

•	Ritchie Bros. EquipmentOne and IronPlanet’s DailyMarketplace Will Be Combined Later This Year to Form a Cutting-Edge Reserve Price Solution Named Marketplace E

VANCOUVER, B.C., May 31, 2017 – Ritchie Bros., the world’s largest heavy equipment auctioneer and provider of end-to-end services (NYSE & TSX: RBA), today announced that it completed its acquisition of IronPlanet®, a leading online marketplace for heavy equipment and other durable assets. Ritchie Bros. acquired IronPlanet for approximately $758.5 million, subject to customary closing adjustments. The acquisition was financed through a combination of Ritchie Bros.’ previously announced senior note offering and secured term loan facility. The transaction is expected to be earnings accretive within the first year, excluding acquisition related costs.

The acquisition of IronPlanet accelerates Ritchie Bros.’ strategy of becoming a one-stop, multichannel company where customers can buy, sell or list equipment, when, how and where they choose – both onsite and online. Later this year, Ritchie Bros. will combine its online EquipmentOne brand with the IronPlanet DailyMarketplace, creating a harmonized brand offering called Marketplace E that gives customers more ways to set reserve pricing. Ritchie Bros. also gains expanded growth capabilities in the oil and gas and government sectors.

The company will be combining the Ritchie Bros. and IronPlanet sales forces in the U.S., Canada and Europe, in line with its strategy to provide customers a one-stop, multichannel experience. Territory and Strategic Account Managers will be positioned as solution sellers and offer customers three main product offerings: RBA integrated unreserved onsite auctions; IronPlanet weekly featured auctions and Marketplace E, an IronPlanet solution. Mascus, Kruse Energy and GovPlanet will continue to remain as stand-alone businesses with stand-alone sales teams, given that they serve specialized customer segments.

As a part of this acquisition, Ritchie Bros. also enters into an initial five-year strategic alliance with Caterpillar which is expected to strengthen its relationship with Caterpillar's independent dealers around the world by providing them enhanced and continued access to a global auction marketplace to sell their used equipment. The company also will continue to coordinate and manage Cat® auctions in respective Cat dealer geographies.

“We are pleased that the acquisition of IronPlanet has been completed and I am delighted to welcome IronPlanet employees to the Ritchie Bros. family. Our shared passion for serving customers is loud and clear and it will continue to be our guiding light in the unified company,” said Ravi Saligram, Ritchie Bros. CEO. “Our integration plans have been meticulously worked on during the last nine months: our combined senior management team will be in place Day 1 and our sales forces will be integrated within the first 30 days. In the second half of 2017, we will focus on aligning and unifying the company, optimizing the integration, starting to achieve synergies and getting the organization ready for a fast start in 2018 to deliver growth and add shareholder value.”

News Release

Saligram has designed his new organizational structure to maximize growth outcomes by utilizing the complementary skillsets of senior leaders from both companies. All leaders mentioned below report to Saligram unless otherwise mentioned.

Operational Leaders:

•	Greg Owens, former CEO of IronPlanet, is named Group President, New Sectors & Ventures and will oversee all aspects of the Cat Strategic Alliance, GovPlanet and Kruse Energy. He will also explore ventures to enter new sectors and businesses, both organically and through acquisitions.
•	Jim Barr, Group President, Multichannel Products & Technologies will lead all aspects of digital product development, online operations, digital marketing and provide strategic oversight to the technology group.
•	Jeff Jeter, former President IronPlanet is named President, Sales U.S. and will lead the combined field and strategic accounts sales force.
•	Brian Glenn is named SVP & Head of Sales, Canada and will lead both Western and Eastern Canadian field sales teams.
•	Karl Werner will continue in his role as President, International and Jeroen Rijk will continue in his role as SVP & MD, Europe, with expanded responsibility for IronPlanet offerings.

Functional Leaders:

•	Sharon Driscoll, CFO, Todd Wohler, CHRO, Darren Watt, SVP & General Counsel and Doug Olive, SVP, Pricing & Valuations will continue in their roles with added responsibilities for the combined company.
•	Becky Alseth will assume the role of SVP, Brands & Innovation and focus on the evolution of all RB brands, value propositions, generating insights and leading marketing services, field marketing and seller marketing. Importantly, she will jump start a comprehensive innovation program throughout the company, initially focused on live auctions.
•	Doug Feick will assume the role of SVP, Corporate Development and Integration Optimization. Doug will lead our M&A initiatives and in the near-term will lead on-going integration efforts.
•	Kieran Holm, SVP, Operations Excellence & Efficiencies will focus on the acceleration of structural cost savings and efficiencies and proactively optimizing our site network. He will also assume added responsibility as the Synergies champion for the IP acquisition to ensure that synergy targets are achieved.
•	Frank Roth will assume the role of SVP, Sales Effectiveness and will focus on enabling the sales force to drive solution selling, create operational rigor on the use of sales analytics and sales management tools and develop programs to drive growth and increase sales productivity.
•	Marianne Marck, Chief Information Technology Officer, reporting to Jim Barr, will assume responsibility for leading and overseeing the Technology and Engineering teams across all of Ritchie Bros. including RBA, IronPlanet, Mascus, Xcira and RBFS. She will drive overall data and technology strategy to make IT a significant competitive advantage for the company. Jeff Barca-Hall will partner with Marianne as SVP & Chief Technology Officer and will lead efforts to build future state, cutting-edge Marketplace technologies and the consolidation of current platforms and offerings.
•	Matt Ackley, SVP, Product Management and Digital Marketing, reporting to Jim Barr, will be responsible for on-line demand generation, buyer product marketing, product management, inside sales and on-line auction management.
•	Randy Berry, SVP, Digital Operations, reporting to Jim Barr, will continue to lead IP Inspections, Operations and Asset Appraisal Services and assume responsibility for RBA online operations and the Customer Service Group.

News Release

Ritchie Bros. will maintain its global headquarters and technology presence in Vancouver BC, and confirmed that Pleasanton, CA, IronPlanet’s headquarters, will also be one of its key technology hubs. The company will optimize its U.S. office network over the next few years and establish a small commercial hub in the western suburbs of Chicago in the fall of 2017.

•	Ritchie Bros. and IronPlanet first announced the acquisition in August 2016: http://prn.to/2pMuZFC.

•	Ritchie Bros. and IronPlanet announced unconditional antitrust clearance from the U.S. Department of Justice on May 18, 2017: http://prn.to/2qINXM7.

About Ritchie Bros.:

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is a global asset management and disposition company, offering customers end-to-end solutions for buying and selling used heavy equipment, trucks and other assets. Operating in a multitude of sectors, including construction, transportation, agriculture, energy, oil and gas, mining, and forestry, the company’s selling channels include: Ritchie Bros. Auctioneers, the world’s largest industrial auctioneer offers live auction events with online bidding; IronPlanet, an online marketplace with featured weekly auctions and providing its exclusive IronClad Assurance® equipment condition certification; EquipmentOne, an online auction marketplace; Mascus, a leading European online equipment listing service; and Ritchie Bros. Private Treaty, offering privately negotiated sales. The company also offers sector-specific solutions including GovPlanet, TruckPlanet, and Kruse Energy Auctioneers, plus equipment financing and leasing through Ritchie Bros. Financial Services. For more information about the unprecedented choice provided by Ritchie Bros., visit RitchieBros.com.

Caution Regarding Forward-Looking Statements:

This news release contains forward-looking statements and forward-looking information within the meaning of applicable U.S. and Canadian securities legislation (collectively, “forward-looking statements”), including, in particular, statements regarding the terms and potential benefits of the proposed transaction between Ritchie Bros. and Caterpillar, benefits and synergies of the IronPlanet transaction, future opportunities for the combined businesses of Ritchie Bros. and IronPlanet, future financial and operational results and any other statements regarding events or developments that Ritchie Bros. believes or anticipates will or may occur in the future. Forward- looking statements are statements that are not historical facts and are generally, although not always, identified by words such as “expect”, “plan, “anticipate”, “project”, “target”, “potential”, “schedule”, “forecast”, “budget”, “estimate”, “intend” or “believe” and similar expressions or their negative connotations, or statements that events or conditions “will”, “would”, “may”, “could”, “should” or “might” occur. All such forward-looking statements are based on the opinions and estimates of management as of the date such statements are made. Forward-looking statements necessarily involve assumptions, risks and uncertainties, certain of which are beyond Ritchie Bros.’ control, including risks and uncertainties related to: general economic conditions and conditions affecting the industries in which Ritchie Bros., IronPlanet and Caterpillar operate; Ritchie Bros.’ ability to successfully integrate IronPlanet’s operations and employees with Ritchie Bros.’ existing business; the ability to realize anticipated growth, synergies and cost savings in the IronPlanet transaction; the maintenance of important business relationships; the effects of the IronPlanet transaction on relationships with employees, customers, other business partners or governmental entities; transaction costs; deterioration of or instability in the economy, the markets we serve or the financial markets generally; as well as the risks and uncertainties set forth in Ritchie Bros.’ Annual Report on Form 10-K for the year ended December 31, 2016, which is available on the SEC, SEDAR, and Ritchie Bros.’ website. The foregoing list is not exhaustive of the factors that may affect Ritchie Bros.’ forward-looking statements. There can be no assurance that forward-looking statements will prove to be accurate, and actual results may differ materially from those expressed in, or implied by, these forward-looking statements. Forward-looking statements are made as of the date of this news release and Ritchie Bros. does not undertake any obligation to update the information contained herein unless required by applicable securities legislation. For the reasons set forth above, you should not place undue reliance on forward-looking statements.

News Release

Contacts:

Ritchie Bros.: Erwyn Naidoo Investor Relations

Phone: 1-778-331-5219

Email: enaidoo@rbauction.com

Ian Malinski

Corporate Communications Phone: 1-778-331-5432

Email: imalinski@rbauction.com

Media Contact: Diana Dixon KemperLesnik

Phone: 419-297-0222

Email: diana.dixon@kemperlesnik.com

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